[LETTERHEAD OF WILSHIRE]


                    SERVICER COMPLIANCE STATEMENT (ITEM 1123)

                           WILSHIRE CREDIT CORPORATION

RE: RAMP SERIES 2006-SP2 TRUST (THE "ISSUING ENTITY")

RE: RAMP SERIES 2006-SP4 TRUST (THE "ISSUING ENTITY")

        The   undersigned,   a  duly  authorized   officer  of  Wilshire  Credit
Corporation as servicer (the "Servicer") pursuant to the applicable servicing agreement, does hereby certify that:

    1. A review of the Servicer's activities during the period covered by the Issuing Entity's report on Form 10-K and of the Servicer's performance under the applicable servicing agreement has been made under my supervision.

    2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the applicable servicing agreement in all material respects throughout such period.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 14th day of March 2007.

WILSHIRE CREDIT CORPORATION


By:     /s/ Ken Frye
        Name: Ken Frye
        Title: Senior Vice President Loan Servicing